UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report - May 2, 2007

Commission File Number: 0-23863

PEOPLES FINANCIAL SERVICES CORP.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	23-2391852
(State of incorporation)	(IRS Employer Identification No.)

50 MAIN STREET, HALLSTEAD, PA	18822
(Address of principal executive offices)	(Zip code)

(570) 879-2175
(Registrant’s telephone number including area code)

Item 5.02.	Appointment of Director

At the May 1, 2007 Re-organization Meeting of Peoples Financial Services Corp., Ronald G. Kukuchka was appointed to the Board of Directors of Peoples Financial Services Corp. to serve as a Class I Director with a term expiring at the annual meeting of shareholders in 2008. Mr. Kukuchka is the owner of Ace Robbins, a fuel distributor located in Tunkhannock, Pennsylvania. He has served as an Associate Director for Peoples National Bank since 2000 and is an active member of his community and a well-respected business person.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

	/s/	Richard S. Lochen, Jr.
Dated: May 2, 2007		By: Richard S. Lochen, Jr. President/CEO

	/s/	Debra E. Dissinger
Dated: May 2, 2007		By: Debra E. Dissinger Executive Vice President/COO

	/s/	Joseph M. Ferretti
Dated: May 2, 2007		By: Joseph M. Ferretti Vice President/CCO

	/s/	Frederick J. Malloy
Dated: May 2, 2007		By: Frederick J. Malloy Asst. Vice President/Controller